UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta, Canada	T2P 3M9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                 1-800-567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 16, 2010, the majority shareholder of Imperial Oil Limited (the “Company”), Exxon Mobil Corporation, made a presentation at the Barclays Capital CEO Energy/Power Conference (the “Presentation”). The Presentation included significant non-public information, including information related to the Company’s strategic plans, goals, growth initiatives and outlook, and forecasts for future performance and industry development.

A webcast of the Presentation will be available online at http://ir.exxonmobil.com/phoenix.zhtml?c=115024&p=irol-presentations for a period of one year. The slides pertaining to the Company used in the Presentation are attached as Exhibit 99.2 to this Current Report and are incorporated herein by reference. The script of the Presentation pertaining to the Company is attached as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

The Presentation may contain forward-looking statements about the Company’s relative business outlook. These forward-looking statements and all other statements contained in or made during the Presentation are subject to risks and uncertainties that may materially affect actual results. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	News release of the Company to be released September 17, 2010.

99.2	A copy of the slides pertaining to the Company presented by Exxon Mobil Corporation during the Presentation.

99.3	A copy of the script pertaining to the Company presented by Exxon Mobil Corporation during the Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: September 17, 2010	By:	/s/ Brian Livingston
	Name:	Brian Livingston
	Title:	Vice-President, General Counsel and Corporate Secretary

By:	/s/ Cathryn Walker
Name:	Cathryn Walker
Title:	Assistant Corporate Secretary